UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2012 (January 10, 2012)

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Restricted Stock Award Agreements

On January 11, 2012, the Board of Directors of Zep Inc. (the “Company”) authorized the amendment of certain Restricted Stock Award Agreements dated as of September 29, 2008 and September 1, 2009, by and between J. Veronica Biggins and the Company (the “Amendment”).  The Amendment provided for the acceleration of the vesting of a total of 1,251 shares of restricted stock to January 10, 2012, the date of the Company’s Annual Meeting of Stockholders and the date of Ms. Biggins’ retirement from the Board of Directors.  These shares of restricted stock would have otherwise vested on September 29, 2012 and September 1, 2012, respectively.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Amendment, which is filed as an exhibit to this Current Report on Form 8-K.

Item 5.07.              Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on January 10, 2012, the Company’s stockholders voted on and approved: (1) the election of O. B. Grayson Hall, Jr. and Carol A. Williams, nominated by the Board of Directors, each to serve for a term of three years until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; (2) on a non-binding, advisory basis, the compensation of the Company’s named executive officers as more fully described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 18, 2011 (the “Proxy Statement”); (3) on a non-binding, advisory basis, the holding of future non-binding, advisory votes on the compensation of the Company’s named executive officers annually; and (4) the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for the fiscal year ending August 31, 2012.  The votes cast by the holders of the Company’s Common Stock on each of the foregoing proposals were as follows:

Proposal 1:  Election of two Directors, nominated by the Board of Directors, each to serve for a term of three years until the 2015 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

	Common Stock
	For	Withheld	Broker Non-Votes
O. B. Grayson Hall, Jr.	17,280,683	1,641,942

Carol A. Williams	17,463,583	1,459,042

Proposal 2:  Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as more fully described in the Proxy Statement.

Common Stock
For	Against	Abstain	Broker Non-Votes
14,741,857	804,332	3,376,435	1,731,853

Proposal 3:  Approval, on a non-binding, advisory basis, of the frequency of future non-binding, advisory votes on the compensation of the Company’s named executive officers.

Common Stock
1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
13,031,231	376,297	2,138,908	3,376,187	1,731,853

After taking into consideration the foregoing voting results and the prior recommendation of the Board of Directors in favor of holding a non-binding, advisory shareholder vote on the compensation of the Company’s named executive officers annually, the Board of Directors, upon the recommendation of the Compensation Committee, intends for the Company to hold future non-binding advisory votes on the compensation of the Company’s named executive officers annually.

Proposal 4:  Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for the fiscal year ending August 31, 2012.

Common Stock
For	Against	Abstain	Broker Non-Votes
20,549,812	75,619	29,045	0

Item 8.01                                             Other Events.

Declaration of Dividend

On January 11, 2012, the Board of Directors of the Company declared a quarterly dividend of $0.04 per common share.  The dividend is payable on February 1, 2012 to stockholders of record on January 23, 2012.

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Form of Amendment to Restricted Stock Award Agreements dated as of January 10, 2012
99.1	Press Release dated January 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc.
(Registrant)

Date: January 17, 2012	/s/ Philip A. Theodore
Philip A. Theodore
Vice President, General Counsel and Corporate Secretary

Exhibit Index

The following is a list of the Exhibits filed herewith.

Exhibit
Number	Description of Exhibit

10.1	Form of Amendment to Restricted Stock Award Agreements dated as of January 10, 2012
99.1	Press Release dated January 11, 2012